Exhibit 99.1

Palatin Technologies Announces Signing of Licensing Agreement with Fosun Pharma

 Rights to Bremelanotide in China and Other Selected Territories

CRANBURY, NJ – September 6, 2017 – Palatin Technologies, Inc. (NYSE MKT: PTN;“Palatin”) announced today that it has entered into a collaboration and license agreement with Shanghai Fosun Pharmaceutical Industrial Development Co., Ltd., a subsidiary of Shanghai Fosun Pharmaceutical (Group) Co., Ltd. (“Fosun Pharma”), for exclusive rights to develop and commercialize bremelanotide for female sexual dysfunction (FSD) indications in the territories of mainland China, Taiwan, Hong Kong S.A.R. and Macau S.A.R. Fosun Pharma is a leading Chinese healthcare provider with annual sales of more than $2 billion. Bremelanotide is an investigational product designed for on-demand treatment of hypoactive sexual desire disorder (HSDD) in premenopausal women. Palatin previously announced positive Phase 3 results with bremelanotide for treating HSDD in premenopausal women. A New Drug Application (NDA) is anticipated to be filed with the U.S. Food and Drug Administration (FDA) in the first quarter of calendar year 2018.

Under the terms of the agreement, Palatin will receive an upfront payment of $5.0 million and a $7.5 million milestone based on regulatory approval in China. Palatin has the potential to receive up to $92.5 million in sales related milestones and high single-digit to low double-digit royalties on net sales in the licensed territory. All development, regulatory, sales, marketing, and commercial activities and associated costs in the licensed territory will be the sole responsibility of Fosun Pharma.

“We are extremely pleased to have Fosun Pharma as our partner for bremelanotide in mainland China and certain surrounding territories,“ stated Carl Spana, Ph.D., President and CEO of Palatin. “Fosun’s significant resources and commercial capabilities are uniquely suited to raise awareness and understanding of HSDD and the potential benefits of bremelanotide to health care providers and patients. I am confident that Fosun will drive a successful approval and launch of bremelanotide in China. This collaboration is aligned with Palatin’s global strategy to bring bremelanotide to the market for the millions of women who have female sexual dysfunction and are seeking a safe and effective treatment.”

Yifang Wu, Chief Executive Officer of Fosun Pharma, commented, “We are pleased to partner with Palatin and further the advancement of the bremelanotide program for the treatment of female sexual dysfunction in China. Female Healthcare is an important area of our growth strategy. Bremelanotide complements our active strategy to bring innovative and first-in-class compounds to market and we look forward to advancing bremelanotide to address the large, unmet medical needs of women with female sexual dysfunction.”

Palatin previously announced that it entered into an agreement with AMAG Pharmaceuticals, Inc. (NASDAQ: AMAG) granting AMAG exclusive North American rights to develop and commercialize bremelanotide.

About Hypoactive Sexual Desire Disorder (HSDD)

HSDD, the most common type of female sexual dysfunction, affects approximately 15 million women in the U.S. and is characterized by low sexual desire that causes marked distress or relationship anxiety. Approximately 5.8 million pre-menopausal women have a primary diagnosis of HSDD. Patient awareness and understanding of the condition remain extremely low, and few women currently seek treatment. Recent market research indicates that 95 percent of pre-menopausal women suffering from HSDD are unaware that it is a treatable medical condition. Furthermore, the majority of these women indicated a willingness to try a product like bremelanotide, if recommended by their doctor.

About Bremelanotide

Bremelanotide, an investigational drug product, is thought to possess a novel mechanism of action, activating endogenous melanocortin pathways involved in sexual desire and response.

The two Phase 3 studies for HSDD in pre-menopausal women consisted of double-blind placebo-controlled, randomized parallel group studies comparing a single use, subcutaneous dose of 1.75 mg of bremelanotide versus placebo, in each case, delivered via an auto-injector. Each trial consisted of more than 600 patients randomized in a 1:1 ratio to either the treatment arm or placebo with a 24 week evaluation period. In both clinical trials, bremelanotide met the pre-specified co-primary efficacy endpoints of median improvement in desire and decrease in distress associated with low sexual desire as measured using validated patient-reported outcome instruments.

Women in the trials had the option, after completion of the trial, to continue in an ongoing open-label safety extension study for an additional 52 weeks. Nearly 80% of patients who completed the randomized portion of the study elected to remain in the open-label portion of the study, and all of these patients will continue to receive bremelanotide.

In both Phase 2 and Phase 3 clinical trials, the most frequent adverse events were nausea, flushing, and headache, which were generally mild-to-moderate in severity.

Bremelanotide has no known alcohol interactions.

About Palatin Technologies

Palatin Technologies, Inc. is a biopharmaceutical company developing targeted, receptor-specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential. Palatin's strategy is to develop products and then form marketing collaborations with industry leaders in order to maximize their commercial potential. For additional information regarding Palatin, please visit Palatin's website at www.Palatin.com.

About Shanghai Fosun Pharmaceutical (Group) Co., Ltd.

Established in 1994, Shanghai Fosun Pharmaceutical (Group) Co., Ltd. (“Fosun Pharma”; stock code: 600196.SH, 02196.HK) is a leading healthcare group in China. Fosun Pharma’s business covers the whole healthcare industry chain, including pharmaceutical manufacturing and R&D, healthcare services, medical devices and diagnosis, as well as pharmaceutical distribution and retail, making contribution to improving people’s health. Fosun Pharma maintains a national recognized enterprise technology center and a highly capable international R&D team, with relentless efforts exerted on innovation and research of therapeutic areas including cardiovascular system, central nervous system, blood system, metabolism and alimentary system, anti-infection and anti-tumor. Going forward, Fosun Pharma will adhere to the brand philosophy of “Innovation for Good Health”, and will continue sticking to the development strategy of “organic growth, external expansion and integrated development”, striving to become a first-tier enterprise in the global mainstream pharmaceutical and healthcare market.

Forward-looking Statements

Statements in this press release that are not historical facts, including statements about future expectations of Palatin Technologies, Inc. such as statements about clinical trial results with bremelanotide, potential actions by regulatory agencies relating to bremelanotide, potential labels and indications for bremelanotide, and market potential for bremelanotide are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Palatin's actual results to be materially different from its historical results or from any results expressed or implied by such forward-looking statements. Palatin's actual results may differ materially from those discussed in the forward-looking statements for reasons including, but not limited to, results of nonclinical, preclinical and toxicology studies, result of clinical trials, regulatory actions by the FDA and the need for regulatory approvals, regulatory actions by the USPTO, Palatin's ability to fund development of its technology and establish and successfully complete clinical trials, the length of time and cost required to complete clinical trials and submit applications for regulatory approvals, products developed by competing pharmaceutical, biopharmaceutical and biotechnology companies, commercial acceptance of Palatin's products, and other factors discussed in Palatin's periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating for events that occur after the date of this press release.

References Regarding HSDD

U.S Census Bureau, 2014

Shifren et all, Sexual Problems and Distress in United States Women;Obstetrics & Gynecology, Vol. 112, No. 5, November 2008

U.S. Census Bureau, 2015 American Community Survey 1-Year Estimates

Mayo Clinic Proceedings: “Hypoactive Sexual Desire Disorder: International Society for the Study of Women's Sexual Health (ISSWSH) Expert Consensus Panel Review,” Volume 92, Issue 1, January 2017

Burke Institute: Patient and Economic Flow Study, April 2016

Burke Institute: Patient Segmentation Insights, August 2016

For more information, contact:

Investors for Palatin:
Stephen T. Wills, CPA, MST
Chief Operating Officer / Chief Financial Officer
609-495-2200 / info@palatin.com

Media for Palatin:
Paul Arndt, MBA, LifeSci Advisors, LLC
Managing Director
646-597-6992 / paul@lifesciadvisors.com